Exhibit 99.1

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. to Acquire CityForest Corporation

Alpharetta, Ga. — February 28, 2007— Cellu Tissue Holdings, Inc. (“Cellu Tissue”) announced today the signing of a definitive merger agreement to acquire all of the outstanding capital stock of CityForest Corporation (“CityForest”), a Minnesota corporation, which upon acquisition will become a wholly-owned subsidiary of Cellu Tissue.

Russell C. Taylor, President and Chief Executive Officer of Cellu Tissue, commented: “The acquisition of CityForest is perfectly aligned with Cellu Tissue’s key strategy of being a low cost producer of virgin and recycled fiber tissue products.  The mill includes a state of the art de-inking facility and two excellent tissue machines.  Additionally, we are very pleased that Lee Luft and Maury Keesler along with CityForest’s other process and administration leadership will be staying with the organization.  These two talented gentlemen will be excellent additions to our sales and manufacturing leadership teams and will help to ensure an efficient integration.”

“We believe this acquisition will further enhance the product offerings and services for the current customers of Cellu Tissue and CityForest”, added Lee Luft, CityForest’s current President.  “Both organizations are very customer focused and I look forward to working with Steve Ziessler, Cellu Tissue’s Chief Operating Officer and the excellent Cellu Tissue and CityForest sales staff, to continue to expand our customer offerings.”

The merger, which is subject to customary conditions, including the approval of CityForest stockholders and the receipt by Cellu Tissue of certain debt financing, is expected to close before March 31, 2007.  Cellu Tissue plans to finance the acquisition with cash on-hand, borrowings under its existing credit facility and proceeds from newly issued bonds.

William Blair acted as the financial advisor to Cellu Tissue on the transaction and JPMorgan is acting as placement agent for portions of the debt financing.  Ropes & Gray LLP served as legal advisor to Cellu Tissue and Gray, Plant, Mooty, Mooty & Bennett, P.A. served as legal advisor to CityForest.  Greene Holcomb & Fisher served as investment banker to CityForest.

CityForest is a Ladysmith, Wisconsin based manufacturer of tissue paper parent rolls for converters that resize and convert the rolls into napkins, towels, bath tissue, specialty medical tissue, industrial wipers and facial tissue. The majority of CityForest’s sales are to converters serving the commercial (“away-from-home”) market, the consumer (“at-home”) market, as well as the state and federal government agencies and the medical industry.  CityForest is solely focused on manufacturing tissue hard rolls and does not currently convert rolls into finished products.

Cellu Tissue manufactures and markets a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps. In addition, Cellu Tissue produces a variety of converted tissue products. Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies. Cellu Tissue services a diverse group of high-quality customers, with three of its top 10 customers belonging to the Fortune 150 group of companies.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended including statements regarding the expected timing, completion and effects of the proposed acquisition.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements included in this document are based upon information available to Cellu Tissue as of the date hereof, and Cellu Tissue assumes no obligation to update any such forward-looking statement. Cellu Tissue cautions you that any forward looking information is based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Cellu Tissue may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval of the seller, the failure of the purchaser to obtain financing or the failure to satisfy the other closing conditions. These factors and other factors that may affect the business or financial results of Cellu Tissue are described in Cellu Tissue’s filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended February 28, 2006.

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